UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 29, 2019

PARALLAX HEALTH SCIENCES, INC.

(Exact name of Company as specified in its charter)

Nevada	000-52534	46-4733512
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification Number)
1327 Ocean Avenue, Suite B Santa Monica, CA 90401 (Address of principal executive offices) 310-899-4442 (Registrant’s Telephone Number)
Copy of all Communications to: Peter V. Hogan Buchalter 1000 Wilshire Boulevard, Suite 1500 Los Angeles, CA 90017 (213) 891-0700

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Company under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

As used in this current report and unless otherwise indicated, the terms "we", "us", "our", “Company”, and “Parallax” mean Parallax Health Sciences, Inc., a Nevada corporation, and its subsidiaries, unless otherwise indicated.

ITEM 7.01REGULATION FD DISCLOSURE

Parallax Health Sciences, Inc. (the “Company”) will be commencing a private offering (the “Offering”) of up to 49,000,000 units (“Units”) and no less than 10,000,000 Units, each Unit comprised of one share of common stock and one warrant to purchase one share of common stock, at a purchase price of $0.125 per Unit. Each warrant is exercisable for a term of five years at an exercise price of $0.25 per share, subject to adjustment. The Units are being offered without registration under the Securities Act of 1933, as amended (“Securities Act”), solely to persons who qualify as accredited investors, as that term is defined in Rule 501 of Regulation D under the Securities Act, in reliance upon the exemption from registration provided by Section 4(a)(2) of the Securities Act and Rule 506(c) of Regulation D promulgated thereunder.

Prior to this offering, the Company sold $500,000 in Units through a Simple Agreement Future Equity (“SAFE”) offering.  The SAFE Units were sold at a 20% discount of the offering Unit price of $0.125, and are not a part of, nor reduce, the $1.25 million minimum.

The Company has retained Maxim Group, LLC to serve as its placement agent for the Offering. The Company has agreed to pay the placement agent a placement fee equal to 7% of the aggregate gross proceeds raised in the Offering and warrants exercisable for a term of five years to purchase 7% of the number of shares of common stock included in the Units sold in the Offering at an exercise price of $0.125 per share.

The Offering will terminate on May 15, 2019, unless extended by the Company and the placement agent to a date not later than July 15, 2019.

Net proceeds, if any, from the Offering will be used to support internal growth, repayment of debt, software licensing, product development, and for general corporate purposes.

Attached hereto as Exhibit 99.1 is an Investor Presentation being used by the Company and the placement agent in connection with the Offering.

The information contained in this Item 7.01 of this Current Report on Form 8-K and in the accompanying exhibits shall not be incorporated by reference into any filing of the Company under the Securities Act or the Securities Exchange Act of 1934, as amended (the “Exchange Act”), whether made before or after the date hereof, regardless of any general incorporation language in such filing. The information in this report, including the exhibit hereto, is being furnished and shall not be deemed to be “filed” for purposes of Section 18 of the Exchange Act or otherwise subject to the liabilities of that section or Sections 11 or 12(a)(2) of the Securities Act.

This document is not an offer to sell nor a solicitation of an offer to buy securities. Any offer or sale of securities will be made by means of an offering memorandum containing detailed information about the Company, management and the securities. In addition, no offer, sale or solicitation is being made in any jurisdiction in which such offer, sale or solicitation would be prohibited.

ITEM 9.01FINANCIAL STATEMENTS AND EXHIBITS

(d) Exhibits

Exhibit Number	Description of Exhibit	Filing Reference
99.1	Parallax Health Sciences, Inc. Investor Presentation dated March 29, 2019	Filed herewith

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PARALLAX HEALTH SCIENCES, INC.

Dated: March 29, 2019	/s/ Paul R. Arena
Paul R. Arena
Chief Executive Officer